Exhibit (h)(10)

                                SERVICE AGREEMENT


         AGREEMENT made as of the __ day of September, 1999, by and among [Name] , a [Form of entity] , with its principal offices at [Address] ("Service Provider"), KEMPER SERVICE COMPANY, a Delaware corporation with its principal office at 811 Main Street, Kansas City, Missouri 64105 ("Transfer Agent"), KEMPER DISTRIBUTORS, INC., a Delaware corporation with its principal office at 222 South Riverside Plaza, Chicago, IL 60606 ("KDI") and each of those open-end management investment companies registered as such under the Investment Company Act of 1940, as amended (the "1940 Act") and listed on Schedule A hereto on behalf of the designated classes of the designated series hereof, as applicable.

         WHEREAS the Transfer Agent serves as shareholder service agent, dividend disbursing agent and agent in connection with certain other matters and KDI serves as administrator for purposes of providing information and administrative services for each Fund listed on Schedule A hereto, as such Schedule A may be amended from time to time with the mutual consent of the parties hereto;

         WHEREAS Service Provider has been selected by certain customers ("Customers"), which include or propose to include as investment alternatives certain Funds, to provide certain administrative and record keeping services as agent for such plans;

         WHEREAS the services to be provided by Service Provider hereunder will benefit the Funds by relieving them of the expense they would incur if such services were to be provided by the Transfer Agent or its affiliates; and

         WHEREAS the services to be provided by Service Provider hereunder will constitute administrative, record keeping, and shareholders services with respect to the Customer accounts underlying the omnibus account Service Provider maintains with the Transfer Agent (each such Customer account, an "Account," and collectively, the "Accounts");

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Terms of Appointment; Duties of the Parties

         1.01 Service Provider. Except as provided specifically herein, Service Provider shall not be, and shall not hold itself out as, an agent of the Transfer Agent, KDI, or any Fund. Service Provider shall perform the following functions on behalf of the Accounts, as an agent of its Customer, in accordance with procedures established from time to time by agreement of the Transfer Agent, KDI, and Service Provider, and subject to terms and conditions set forth in each Fund's current prospectus.

                  (a) Receive from its Customers, by the close of regular trading on the New York Stock Exchange (the "Close of Trading") each business day that the New York Stock Exchange is open for business ("Business Day") instructions for the purchase and redemption of shares (together, "Instructions");

                  (b) Based on Instructions received each Business Day, compute net purchase requests or net redemption requests for shares for each Fund for each Account (together, "Orders");

                  (c) Maintain adequate records related to, and advise KDI and the Transfer Agent as to, the foregoing, as instructed by KDI and the Transfer Agent. Service Provider agrees that such records maintained by it hereunder will be preserved, maintained and made available in accordance with applicable law and regulations, and copies or, if required, originals will be surrendered promptly to KDI or the Transfer Agent on and in accordance with its request. Records surrendered hereunder shall be in machine readable form, except to the extent that Service Provider has maintained such records only in paper form. This provision shall survive the termination of this Agreement.

         1.02 Equipment. Service Provider shall maintain adequate offices, personnel and computer and other equipment to perform the services contemplated by this Agreement. Service Provider shall notify KDI and the Transfer Agent promptly in the event that it becomes unable for any reason to perform the services contemplated by, or any other of its obligations under, this Agreement. Service Provider shall maintain or provide for redundant facilities and shall maintain or provide for backup files of its records maintained hereunder and shall store such back-up files in a secure off-premises location, so that, in the event of a power failure or other interruption of whatever cause at the location of its records, Service Provider's records are maintained intact and transactions can be processed at another location.

         1.03 Insurance. Service Provider shall maintain at all times general liability and other insurance coverage, including errors and omissions coverage, that is reasonable and customary in light of its duties hereunder, with limits of not less than $5 million. Service Provider shall maintain at all times a fidelity bond covering Service Provider and its employees and agents, with a limit of not less than $5 million. Such insurance coverage and such fidelity bond shall be issued by a qualified insurance carrier with a Best's rating of at least "A" or with the highest rating of a nationally recognized statistical rating organization. Notwithstanding any provision to the contrary herein, no provision of this Agreement shall relieve an insurer of any obligation to pay to any Fund, KDI, the Transfer Agent or any affiliate of the Transfer Agent, Service Provider, or any other insured party any claim that would be a covered claim in the absence of any provision hereof.

         1.04 Disclosure. To the extent required by law or applicable regulatory authority, Service Provider shall take all steps necessary to ensure that the arrangements provided for in this Agreement are properly disclosed to any Customer or Account that is governed by the Employment Retirement Income Security Act of 1974, as amended ("ERISA").

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         1.05 Transmission of Information to Service Provider. In accordance with procedures established from time to time by agreement of the Transfer Agent and Service Provider, the Transfer Agent shall transmit to Service Provider the following information for each Fund, as received by the Transfer Agent from third parties: (a) net asset value information as of the Close of Trading each Business Day; (b) dividend and capital gains distribution information, as it arises; and (c) daily accrual for dividend rate factor (mil rate) information with respect to Funds which declare dividends daily.

         1.06 Transmission of Information to Transfer Agent. Service Provider shall, in accordance with procedures established from time to time by agreement of the Transfer Agent and Service Provider, and subject to terms and conditions set forth in each Fund's current prospectus:

                  (a) Base orders to the Transfer Agent solely on Instructions received by Service Provider from its Customers, by the Close of Trading each Business Day. Instructions received by Service Provider after the Close of Trading on any Business Day shall be treated as received on the next Business Day.

                  (b) Employ its best efforts to communicate Orders to the Transfer Agent so that the Transfer Agent receives Orders no later than 9:00 PM Boston time each Business Day that the Instructions on which such Orders are based are received by Service Provider from a Customer before the Close of Trading. If, however, despite its best efforts, Service Provider is unable to communicate Orders to the Transfer Agent by such time on any Business Day, Service Provider in any case shall communicate such Orders to the Transfer Agent by no later than 9:00 AM Boston time the following Business Day. Subject to the terms and conditions set forth in this Agreement, the Transfer Agent hereby appoints Service Provider to act as, and Service Provider agrees to act as, agent for the Funds for the sole purpose of receiving, on a Business Day, requests for the purchase and redemption for the moment in time immediately prior to the Close of Trading, and communicating to the Transfer Agent after the close of trading on that Business Day such requests for the purchase and redemption of the authorized and issued shares purchased, held or redeemed by a Customer, and the Business Day on which Instructions are received by Service Provider immediately prior to the Close of Trading will be the Business Day as of which Orders will be deemed received by the Transfer Agent as a result of such Instructions. Notwithstanding the foregoing, unless trades on a confirmed basis are permitted by the Fund's current prospectus, trades will be effective at the next determined net asset value after the order is received by the Transfer Agent and, in the case of a purchase, payment is received in the form of federal funds.

                  (c) Promptly deliver appropriate documentation and in the case of purchase requests, payment therefor to the Transfer Agent.

         1.07 Representations Regarding Shares. Any representation made by Service Provider regarding any Fund shall be in its capacity as agent for its Customer and not in its capacity as agent of the Funds. Service Provider shall make no representation in any capacity regarding any Fund except as set forth in such Fund's current prospectus or current sales literature furnished by such Fund, by KDI, or by the Transfer Agent.

                                       3
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         1.08 Confidentiality of Information. The parties hereto agree that all books, records, information and data pertaining to the business of any other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except as may be required by law. This provision shall survive the termination of this Agreement.

         1.09 Compliance with Law. Service Provider shall comply with all federal and state laws and regulations thereunder in connection with its responsibilities under this Agreement.

         1.10 Administrative Services. Service Provider shall perform the administrative and record keeping services (the "Administrative Services") described in Schedule B hereto, as such Schedule B may be amended from time to time with the mutual consent of the parties hereto, with respect to shares purchased, held or redeemed by an Account. Except as provided specifically in
Section 1.06 hereof, Service Provider shall perform the Administrative Services as an independent contractor and not as an employee or agent of KDI, the Transfer Agent or any Fund. Service Provider shall perform the Administrative Services in accordance with procedures established from time to time by agreement of KDI, the Transfer Agent, and Service Provider, and subject to terms and conditions set forth in each Fund's current prospectus.

         1.11 No Impairment of Authority. No provision of this Agreement shall limit in any way the authority of any Fund or of KDI to take such action as it deems appropriate in connection with matters relating to the operation of such Fund and the sale of its shares.

         1.12 Authority of Service Provider. Service Provider acknowledges that it is not authorized by any Fund to register the transfer of any Fund's shares or to transfer record ownership of any Fund's shares, and that only the Transfer Agent is authorized to perform such activities.

2.       Compensation

         2.01 Service Provider's Expenses. Service Provider shall bear all expenses arising out of the performance of the Administrative Services and of the performance of functions related to the Accounts. Service Provider shall not receive from the Transfer Agent (or from any affiliate of the Transfer Agent), from KDI, or from any Fund any monetary compensation or reimbursement for such expenses.

         2.02 Transfer Agent's and Fund Expenses. The Transfer Agent, KDI, and each Fund shall bear all expenses of its own hereunder and shall not receive from Service Provider any monetary compensation or reimbursement for such expenses.

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         2.03 Administrative Fees. In consideration of Service Provider's performance of the Administrative Services, each Fund and KDI shall pay to Service Provider the fees (the "Administrative Fees") described in Schedule C hereto, as such Schedule C may be amended from time to time with the mutual consent of Service Provider, the Funds, and KDI. Service Provider must notify Transfer Agent in writing immediately upon the opening of any new account. Service Provider will not be entitled to receive Administrative Fees with respect to such new account until Transfer Agent is so notified and such Fees will begin to accrue only at the point of notification.

         2.04 Calculation and Payment of Fees. The Administrative Fees shall be due each calendar month for which the Service Provider performs Administrative Services pursuant to this Agreement. The applicable Funds and KDI shall make payment within thirty (30) days after the last day of such month. Service Provider shall make reasonable efforts following receipt of the payment to verify the amount of the payment.

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3.       Representations and Warranties

         3.01 Service Provider's Representations. Service Provider represents and warrants to KDI, the Transfer Agent, and each Fund that:

                  (a) any ownership of Fund shares by Service Provider is purely as nominee for or on behalf of Customers of Service Provider, whereby Service Provider does not have investment discretion over or power to vote such Fund shares;

                  (b) it is duly organized and validly existing and in good standing under the laws of the State of its incorporation;

                  (c) it has full power and authority under applicable law to carry on its business, and is registered or licensed as required, in each jurisdiction where it conducts its business;

                  (d) it is duly registered as a transfer agent under section 17A of the Securities Exchange Act of 1934, as amended ("1934 Act") and it is duly registered as a broker-dealer under section 15 of the 1934 Act; or, if not so registered, it is not required to be so registered in order to perform this Agreement, and it undertakes to comply with any determination by a governmental agency or court of competent jurisdiction that activities substantially similar to those of the Service Provider hereunder are such as to require registration as a transfer agent or broker-dealer under the 1934 Act or, alternatively to terminate the Agreement;

                  (e) it maintains and knows of no reason why it cannot or will not during the term hereof maintain adequate offices, personnel and computer and other equipment to perform the services contemplated by this Agreement;

                  (f) it will not exercise any of the authority, control or responsibility which may make it a "fiduciary" as such term is defined in section 3(21) of ERISA to cause any account which is subject to ERISA to invest in Fund shares;

                  (g) the receipt for the Administrative Fees by Service Provider will not constitute a "prohibited transaction" as such term is defined in section 406 of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code");

                  (h) to the extent Service Provider has engaged one or more third parties (including affiliates of Service Provider) to act as subcontractor(s) or agent(s) ("Agents") to perform services that Service Provider is responsible for performing under this Agreement, Service Provider has determined that each such Agent is capable of performing such services and shall take measures as may be necessary to ensure that such Agents perform such services in accordance with the terms of this Agreement; and

                  (i) its entering into and performing this Agreement are duly authorized and will not violate any provision of applicable law, regulation or order of any court, governmental or regulatory body, or any agreement or instrument by which it is bound.

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         3.02 Transfer Agent's Representations. The Transfer Agent represents and warrants to Service Provider that:

               (a) it is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

               (b) it has full power and authority to carry on its business in the state of Missouri;

               (c) it is authorized to appoint Service Provider as agent for the Funds for the limited purpose set forth herein;

               (d) it is duly registered as a transfer agent under section 17A of the 1934 Act; and

               (e) its entering into and performing this Agreement are duly authorized and will not violate any provision of applicable law, regulation or order of any court, governmental or regulatory body, or any agreement or instrument by which it is bound.

         3.03 KDI Representations. KDI represents and warrants to Services Provider that:

               (a) it is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

               (b) it has full power and authority to carry on its business in the State of Illinois;

               (c) it is authorized to retain Service Provider to provide administrative and shareholder services as described herein;

               (d) its entering into and performing this Agreement are duly authorized and will not violate any provision of applicable law, regulation or order of any court, government or regulatory body, or any agreement or instrument by which it is bound.

         3.04 Fund Representations. Each Fund represents and warrants to Service Provider that:

               (a) it is duly registered as an investment company under the 1940 Act or if it is a series of an investment company such company is so registered; and

               (b) its entering into and performing this Agreement are duly authorized and will not violate any provision of applicable law, regulation or order of any court, governmental or regulatory body, or any agreement or instrument by which it is bound.

4.       Indemnification

         4.01 By Transfer Agent. The Transfer Agent shall indemnify and hold Service Provider, each Fund, and their directors, trustees, officers and employees harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

               (a) the Transfer Agent's refusal or failure to comply with the provisions of this Agreement, or

               (b) the lack of good faith, negligence or willful misconduct of the Transfer Agent, or

               (c) the breach of any representation or warranty of the Transfer Agent hereunder.

         4.02 By Funds. Each Fund shall indemnify and hold the Transfer Agent, each affiliate of the Transfer Agent, Service Provider, and their directors, officers and employees harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

               (a) such Fund's refusal or failure to comply with the provisions of this Agreement, or

               (b) the lack of good faith, negligence or willful misconduct of such Fund, or

               (c) the breach of any representation or warranty of such Fund hereunder.

         4.03 By KDI. KDI shall indemnify and hold Service Provider, each Fund, and their directors, trustees, officers and employees harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

               (a) KDI's refusal or failure to comply with the provisions of this Agreement, or

               (b) the lack of good faith, negligence or willful misconduct of KDI, or

               (c) the breach of any representation or warranty of KDI hereunder.

         4.04 By Service Provider. Service Provider shall indemnify and hold the Transfer Agent, KDI, each affiliate of the Transfer Agent and KDI, each Fund, and their directors, trustees, officers and employees harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

               (a) Service Provider's refusal or failure to comply with the provisions of this Agreement or with instructions properly given hereunder, whether it is performing functions on behalf its Customers or providing Administrative Services, or

               (b) Service Provider's performance of the Administrative Services, or

               (c) the lack of good faith, negligence or willful misconduct of Service Provider, whether it is performing functions on behalf of its Customers or providing Administrative Services, or

               (d) the breach of any representation or warranty of Service Provider hereunder.

         4.05 Acts of God. In the event that any party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to any other party for any damages resulting from such failure to perform or otherwise from such causes.

         4.06 No Consequential Damages. No party to this Agreement shall be liable to any other party for consequential damages under any provision of this Agreement.

         4.07 Claim Procedure. In order that the indemnification provisions contained herein shall apply, upon the assertion of a claim or loss for which any party (the "Indemnitor") may be required to indemnify another party (the "Indemnitee"), the Indemnitee shall promptly notify the Indemnitor of such assertion or loss, and shall keep the Indemnitor advised with respect to all developments concerning any such claim. The Indemnitor shall have the option to participate at its expense with the Indemnitee in the defense of any such claim. In the event that there is more than one Indemnitor with respect to any such claim, the Indemnitors shall agree as to their exercise of this option. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnitor may be required to indemnify it except with the Indemnitor's prior written consent. The obligations of the Transfer Agent, the Funds and Service Provider under this Section 4 shall survive the termination of this Agreement.

5.       Acknowledgments

         5.01 Fees Solely for Administrative Services. The parties hereto acknowledge that the Administrative Fees are for administrative and record keeping services only and do not constitute payment in any manner for investment advisory or distribution services. The parties acknowledge that the provision of any services not specifically authorized herein are outside the scope of this Agreement.

         5.02 Service Provider Acting as Agent for the Accounts. The parties acknowledge that Service Provider has been selected as a provider of administrative and record keeping services by the Customers, and that, except as provided specifically in Section 1.06 hereof, Service Provider will perform the Administrative Services hereunder as an independent contractor and not as an employee or agent of KDI, the Transfer Agent, or any Fund. The parties acknowledge, further, that neither KDI, the Transfer Agent, nor any Fund undertakes to supervise Service Provider in the performance of the Administrative Services; that neither KDI, the Transfer Agent, nor any Fund shall be responsible for Service Provider's performance of the Administrative Services; that neither KDI, the Transfer Agent nor any Fund shall be responsible for the accuracy of the records maintained by Service Provider for the Accounts; and that neither KDI, the Transfer Agent, nor any Fund shall be responsible for Service Provider's performance of other functions related to the Accounts.

         5.03 Laws Applicable to Funds. Service Provider acknowledges that each Fund, as a registered investment company under the 1940 Act, is subject to the provisions of the 1940 Act and regulations thereunder, and that the offer and sale of its shares are subject to the provisions of federal and state laws and regulations applicable to the offer and sale of securities. KDI, the Transfer Agent, and each Fund acknowledges that Service Provider is not responsible for such Fund's compliance with such laws and regulations. If KDI, the Transfer Agent, or any Fund advises Service Provider that a procedure of Service Provider related to the discharge of its obligations hereunder has or may have the effect of causing KDI, the Transfer Agent, or any Fund to violate any of such laws or regulations, Service Provider, KDI, the Transfer Agent, and the Funds shall develop a mutually agreeable alternative procedure which does not have such effect.

         5.04 Agents of Service Provider. Service Provider will notify KDI and Transfer Agent prior to the use of any Agent. To the extent Agents perform services under this Agreement that are the responsibility of Service Provider, Service Provider shall be responsible for, and assume all liability for (including any obligation for indemnification as provided in Section 4.03 hereof), the actions and inactions of such Agents as if such services had been provided by Service Provider.

6.       Amendment and Termination of Agreement

         6.01 Amendment. Except as otherwise provided herein, this Agreement may be amended or modified only by a written agreement executed by all the parties; provided that an amendment solely to add or remove any Fund as a party to this Agreement may be made, and shall be valid and binding, by the addition or removal of the relevant Fund's listing on Schedule A and its signature below without requiring the other parties' signatures and shall be effective as of the date of execution, unless any other party objects in writing within thirty (30) days after receiving notice of such amendment.

         6.02 Termination Without Cause. This Agreement may be terminated by any party upon ninety (90) days written notice to each other party.

         6.03 Termination With Cause. This Agreement may be terminated by KDI, the Transfer Agent, or any Fund immediately upon notice to each other party in the event that (a) Service Provider becomes unable for any reason to perform the services contemplated by this Agreement, or (b) the performance by Service Provider of the services contemplated by this Agreement becomes in KDI's or the Transfer Agent's reasonable judgment unlawful or ceases to satisfy KDI's or the Transfer Agent's reasonable standards and so becomes unacceptable to KDI or the Transfer Agent. This Agreement may be terminated by any party hereto immediately upon notice to each other party in the event that (a) the Transfer Agent ceases to be the transfer agent for all the Funds, (b) KDI ceases to be administrative service agent for the Funds, (c) all the Funds cease to be investment alternatives for all Customers, (d) all the Funds decline to accept any additional purchase or redemption requests for shares, the Securities and Exchange Commission issues any stop order suspending the effectiveness of the registration statements or prospectuses of all the Funds, or current prospectuses for all the Funds are not on file with the Securities and Exchange Commission as required by section 10 of the Securities Act of 1933, as amended or (e) any other party materially breaches this Agreement. To the extent that any of the events enumerated above occurs with respect to one or more Funds, but not with respect to all the Funds, or that one or more Funds, but not all the Funds, terminates this Agreement, in lieu of termination of this Agreement KDI or the Transfer Agent shall amend Schedule A hereto with notice to the other parties to remove the affected Funds from such Schedule A.

         6.04 Termination Procedures. Upon termination of this Agreement, each party shall return to each other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations. This provision shall survive the termination of this Agreement.

7.       Assignment and Delegation

         7.01 Assignment and Delegation. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by any party without the written consent of the other parties.

         7.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

8.       Notices

         Notices hereunder shall be in writing, shall be delivered personally, sent by certified mail (return receipt requested), or sent by facsimile machine in accordance with procedures established by agreement of KDI, the Transfer Agent, and Service Provider, and shall be addressed to a party either at its address below or at a changed address specified by it in a notice to the other parties hereto:

Transfer Agent:                                KEMPER SERVICE COMPANY
                                               811 Main Street
                                               Kansas City, Missouri  64105
                                               Attention:  President

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KDI:                                           KEMPER DISTRIBUTORS, INC.
                                               222 South Riverside Plaza
                                               Chicago, IL  60606
                                               Attention:  President

Any Fund:                                      [Name of Fund]
                                               c/o Kemper Service Company
                                               222 South Riverside Plaza
                                               Chicago, IL  60606
                                               Attention:  President

Service Provider:                              ------------

                                               ------------

                                               ------------

                                               ------------

9.       Miscellaneous

         9.01 Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to conflicts of laws principles.

         9.02 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written. Nothing contained in this Agreement is intended to convey rights to any third parties.

         9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original document and all of which together shall be deemed one and the same instrument.

         9.04 Limitation of Liability of the Funds, Trustees and Shareholders. It is understood and expressly stipulated that none of the trustees, directors, officers, agents, or shareholders of any Fund shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with any Fund must look solely to the property of such Fund for the enforcement of any claims against such Fund as neither the trustees, directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of any Fund. No Fund shall be liable for the obligations or liabilities of any other Fund. No series of any Fund, if any, shall be liable for the obligations of any other series.

         9.05 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

KEMPER SERVICE COMPANY

By:
   -----
Name:
    ----------------------------
Title:
    ----------------------------


KEMPER DISTRIBUTORS, INC.

By:
   -----
Name:

Title:


[NAME OF SERVICE PROVIDER]

By:
   ------
Name:

Title:


CASH ACCOUNT TRUST, ON BEHALF OF
         Tax-Exempt Portfolio
         Tax-Exempt Cash Managed Shares

By:
    ----------------------------
Name:
    ----------------------------
Title:
    ----------------------------

INVESTORS CASH TRUST, ON BEHALF OF
         Government Securities Portfolio
         Government Cash Managed Shares

By:
    ----------------------------
Name:
    ----------------------------
Title:
    ----------------------------

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Schedule A

                                  List of Funds

Cash Account Trust
         Tax-Exempt Portfolio
                  Tax-Exempt Cash Managed Shares Class


Investors Cash Trust
         Government Securities Portfolio
                  Government Cash Managed Shares Class

Schedule B

                           The Administrative Services


1. Maintain separate adequate records for each Account reflecting shares purchased and redeemed, including dates and prices for all transactions, and share balances. Such records shall be preserved, maintained and made available in accordance with the provisions of applicable law and regulations, and copies or, if required, originals shall be surrendered promptly to the Transfer Agent on and in accordance with its request. Records surrendered hereunder shall be in machine readable form, except to the extent that such records have been maintained only in paper form.

2. Disburse or credit to the Customers, and maintain records of, all proceeds of share redemptions and distributions not reinvested in shares.

3. Ensure and oversee the timely transfer of funds in connection with Accounts with the Funds.

4. Prepare and deliver to Customers periodic account statements showing for each Account the total number of shares held as of the statement closing date, purchases and redemptions of shares during the statement period, and dividends and other distributions paid during the statement period (whether paid in case or reinvested in shares), including dates and prices for all transactions.

5. Deliver to Customers prospectuses, proxy materials, periodic reports to shareholders, and other materials provided by the Transfer Agent or the Funds.

6. Receive Instructions and communicate Orders to the Transfer Agent as specified in this Agreement.

7. Transmit confirmations of Orders to the Customers.

8. Maintain daily and monthly purchase summaries (expressed in both share and dollar amounts) for each Account.

9. Settle Orders in accordance with the terms of each Fund's prospectus.

10. Transmit to the Transfer Agent, or to any Fund designated by the Transfer Agent, such occasional and periodic reports as the Transfer Agent shall reasonably request from time to time to enable it or such Fund to comply with applicable laws and regulations.

Schedule C

                             The Administrative Fees


         The Service Provider will be paid an aggregate monthly fee at an annualized rate of _____ of 1% (___ basis points) with respect to the Funds listed on Schedule A. The foregoing fee will be comprised of two parts and will be paid by the following parties: the applicable Fund for record keeping services (0.10 of 1%) and KDI for administration services (___ of 1%). If Service Provider begins or ceases performing Administrative Services during the month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.